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                                                                   Exhibit 3 (c)


April 24, 2002

Metropolitan Life Separate Account UL
Metropolitan Life Insurance Company
One Madison Avenue
New York, NY 10010

Re: File No. 33-47927

Ladies and Gentlemen:

        I hereby consent to the use of my name under the caption "Legal, Accounting and Actuarial Matters" in the prospectus and supplement contained in Post-effective amendment to the Registration Statement on Form S-6 for UL 2001 and UL II, issued through Metropolitan Life Separate Account UL.

                                            Very truly yours,

                                            /s/ Anne M. Goggin

                                            Anne M. Goggin
                                            Chief Counsel- Individual Business